Exhibit 99.1

Slide 1: Cover Slide

FIRST UNITED CORPORATION

2014 Annual Meeting of Shareholders Presentation

May 15, 2014

BILL GRANT

Slide 2: Bill Grant

Good Morning fellow shareholders, and welcome to the 2014 Shareholders Meeting. I appreciate your interest in attending and for your support over the last year.

Slide 3: Forward-Looking Statements

Before we begin with our presentations, I need to direct your attention to the Forward Looking Statement Disclosure, which is displayed on the screen for you.

Slide 4: Bill Grant

Our format today will follow the same order as we have taken over the last several years. We have heard from several of you that this format is informative, helpful, and at times, enjoyable. You will hear from several of your executive officers who will report out on their areas of responsibility. I will then return to provide an overview of Frequently Asked Questions, and conclude with some closing thoughts.

It is now my pleasure to welcome to the podium your President, Carissa Rodeheaver, who will provide a review of our financials.

CARISSA RODEHEAVER

Slide 5: Carissa Rodeheaver

Good Morning!

Slide 6: 2013 Areas of Focus

Today, I will review our financial performance for 2013, and I will briefly discuss the results of our first quarter in 2014. For more detail, I encourage you to read the discussion of our financial results and condition in our 2013 Annual Report on Form 10-K and our most recent earnings release for the first quarter of 2014, which are available to all shareholders on our website.

During 2012, our focus was to right-size our balance sheet, improve our credit quality, organically improve our capital ratios and to adopt new accounting and regulatory guidance. Having accomplished these goals, resulting in strong capital ratios and improved earnings, we shifted our focus for 2013 to improving our asset quality, strengthening core earnings and preparing to execute key strategic capital initiatives. As we move through our presentations today, I believe you will be pleased with the progress of your Company in achieving these goals.

Slide 7: 2013 Areas of Focus – Improve Asset Quality

The past several years we have spent a lot of time discussing asset quality and the implications of lower asset quality on the balance sheet and the income statement for the Company. Higher risk leads to higher provision expense, higher losses and lower earnings. Recognizing this, your credit quality team has had an intense focus on stabilizing and improving the overall asset quality at the Bank. This required: reducing adversely classified assets, converting non-performing assets to earning assets and maintaining high credit quality standards for new loans and investments originated.

Slide 8: Trends in Adversely Classified Assets

Having stabilized credit quality in 2012, we continued our quest to improve the credit quality of our asset base throughout 2013. Many of the plans for repayment that we instituted for our borrowers in prior years have been successful and the Bank continued to see a reduction in the level of substandard loans, the blue section of the bar.

Unfortunately, there are situations where the borrower is unable to perform on the loan obligation. In those cases, it is necessary for us to move forward with the foreclosure process. Once we foreclose on a piece of collateral, it is booked as part of our other real estate owned portfolio as shown on the purple section of the bar. We then create a plan to allow the Bank the opportunity to recoup our investment through the sale of the collateral. We continue to anticipate that our other real estate owned portfolio will remain at a much higher level over the next couple of years as compared to what we have historically experienced. It is our goal to sell the collateral as quickly as possible while minimizing loss to the Bank. Some properties, such as residential lots, are likely to take longer to sell in the current economy but others, including single family homes and multi-family rentals, will continue to turn over in a more timely fashion. Sale of these properties allows us to convert our non-earning assets to earning assets which results in higher income for the Company.

We still hold approximately $37 million in collateralized debt obligations in our investment portfolio. I am pleased to report that there was no other-than-temporary impairment recorded on this portfolio during the past three years. However, we still perform an in depth analysis of these investments on a quarterly basis to monitor the underlying collateral and assess future performance. Several of the bonds were upgraded in 2013, contributing to stronger asset quality as only $25 million are currently considered adversely classified.

As a result of reducing substandard loans and investments and other real estate owned, we have successfully reduced our adversely classified assets from a high of 161.7% in 2010 to 82.7% as of December 31, 2013.

Slide 9: Providing for Loan Losses

While continuing to work down our adversely classified assets, we have recognized the importance of maintaining the level of our Allowance for Loan Losses. However, due to improving trends in delinquencies, the economy and our past charge-off history, we have reduced the losses inherent in the portfolio. As a result, provision expense has been significantly reduced, as can be seen by the blue bar on this chart; and the level of charge-offs has also greatly declined, as demonstrated on the red bars. The line on this chart represents the level of the allowance for loan losses throughout the years. Provision expense is how we replenish the allowance. As a result of the stabilization in our recognition of troubled credits, we were able to decrease the amount of provision expense while experiencing only a slight decrease in the level in the allowance for loan losses.

Finally, we recognize that another way of reducing substandard loans is to ensure that the new loans we book are of high credit quality. By enhancing credit standards, we have been able to increase the likelihood that our borrowers can sustain the sluggish economic environment and meet the obligations of their loan agreements. I will note however, that higher quality borrowers have a choice in their banking partners and as a result, the yield on these loans tends to be lower, which does have an impact on the net interest margin.

Slide 10: 2013 Areas of Focus – Strengthen Core Earnings

The next area in which we continued to focus in 2013 was on strengthening our core earnings. The Bank’s earnings are driven through loan growth, lower cost deposits, increased fee income and expense control.

Slide 11: Net Income Available to / Net (Loss) Attributable to Common Shareholders

Consolidated net income available to common shareholders for the year ended December 31, 2013 was $4.7 million compared to the net income available to common shareholders of $3.0 million in 2012. We continued to see steady progress in growing net income during 2013 and into the first quarter of 2014. This income was primarily driven by core earnings as we offset non-core income with non-core expenses. During the third quarter of 2013, the Bank booked a large recovery on a previous loan charge-off that resulted in substantial interest income and lowered provision expense. Management utilized this increased non-core income to book a valuation allowance against our other real estate owned portfolio. This strategy allowed us to reduce prices on the properties in order to position them for quicker sale in the open market. This valuation allowance was reflected in our operating expenses during 2013, as we will see on a later slide. Thus, net income for 2013 was primarily driven by the core tenets of the Bank – interest income, fee income, and core operating expenses. Last week, your Company announced positive earnings for the quarter ended March 31, 2014 of $900 thousand.

Slide 12: Net Interest Margin

Net interest income is the difference between the interest we earn on loans and investments and the interest that we pay on deposits and other borrowings. Net interest income can be measured by the net interest margin. Through 2012, we strengthened our margin by adhering to our pricing discipline, continuing to shift the composition of our deposit base and reducing our non-performing assets. During 2013, we were successful in maintaining our margin as we saw only a minimal decrease from 3.30% in 2012 to 3.25% in 2013. As mentioned last year, we expect to experience margin pressure in 2014 as we continue to see our loans and investments re-price in this low interest rate environment and we feel the pressure of the competitive loan environment for high quality loan production. We hope to offset these challenges by continuing to shift our deposit mix and by reducing our non-performing loans.

Slide 13: Trend in Total Assets

Margin and core earnings are strongly influenced by asset growth and the composition of our asset mix. As you can see on this chart, we have experienced about $34 million of growth in total assets from December 31, 2012 through March 31, 2014; primarily driven by growth in deposits, which was then deployed into our investment portfolio.

Slide 14: Trend in Loan Balances

Overall, we have continued to see loan balances decline by approximately $58 million since December 31, 2012. Although we have had loan production over that period, it was more than offset by loan repayment, principal pay downs, normal amortization and charge-offs. As we work to improve asset quality, we are forced to encourage some of our borrowers to accelerate their plans to sell property or to look for alternative financing. While improving asset quality, this has a direct impact to our loan balances. I am pleased to report that in the first quarter of 2014, total loan balances grew by $3.8 million.

Slide 15: Balance Sheet- Asset Mix

Even though we have experienced reduction in loan balances for the past several years, the asset mix for the Bank still shows that we are predominantly invested in loans. This can be seen in the green section of these charts. We have also seen some shift from loans to investments and a slight increase in other assets. R.L. will be discussing the composition of the loan portfolio a little later in the presentation.

Slide 16: Trend in Deposits

Due to the decline in our loan balances, it was imperative that we continue to focus our attention on the right composition of deposits. This slide illustrates the continued shift in 2013 and 2014 towards lower cost, core retail deposits. This shift can be seen as the retail CDs, or the red portion of the bars, and the brokered deposits, or the green portion of the bars, have decreased, and the core retail deposits, or the blue portion of the bars, are increasing. The result of this shifting deposit mix is a lower cost of funds, partially offsetting the decline in interest income. Robin will discuss the changing mix and our success in the retail arena a little later in the presentation.

Slide 17: Other Operating Income

Other operating income for 2013, excluding gains and losses, has decreased over the past couple of years. The decrease from 2011 to 2012 was primarily attributable to the sale of the assets of First United Insurance Group, LLC on January 1, 2012, resulting in a decrease of $2.4 million in insurance commissions. We made the decision to sell the assets in order to utilize our capital for continued improvement in our banking business. Sale of the assets resulted in increased capital ratios due to the reduction of the goodwill associated with prior insurance acquisitions and decreased operating expenses, as you will see in a later slide. The decrease in 2013 as compared to 2012 was primarily the result of reduced service charge income and the reduction of the one-time death benefit from bank owned life insurance, partially offset by increased trust and investment income.

Slide 18: Operating Expense

Our operating expenses increased by approximately $2.9 million in 2013 as compared to 2012. The main contributor was the increase in other real estate owned expenses due to the increased valuation allowance mentioned earlier that allowed us to reduce prices on properties to promote quicker sales in the open market. This increased expense was directly offset by the recovery of a previous charge-off, which was reflected in the lower provision expense. Salaries and benefits increased slightly due to re-establishing a retirement benefit for our employees, and we experienced higher legal and professional fees. We will continue to look for opportunities to reduce costs in our banking network, through continued implementation of technology, evaluation of our branch network and through vigilant monitoring of our spending.

Slide 19: 2013 Areas of Focus – Execute Capital Strategy

Much of our theme for the last several years has been strengthening our capital ratios to provide insulation for the risk in the balance sheet and in preparation for the eventual adoption of Basel III. This is an international framework of regulations designed to increase capital and liquidity levels. U.S. federal banking agencies finalized the Basel III framework applicable to domestic banks in the United States during 2013. Capital levels at both the Bank and the Corporation continued to grow throughout 2013, positioning the Company to resume payment of interest and dividends on its Trust Preferred debt and the Series A Preferred Stock issued to the U.S. Treasury as part of the Capital Purchase Program. This was the first step in shifting the capital composition of First United Corporation.

Slide 20: Corporation Remains Well-Capitalized

This chart shows our success in improving our regulatory ratios throughout 2013 and the first quarter of 2014. All capital ratios reflect the accrual of the dividends and interest expense for the Capital Purchase Program Series A Preferred Stock dividend and the interest on the trust preferred debt.

Slide 21: Resumption of Payments on TRUPs and CPP

During the first quarter of 2014, the Corporation and the Bank received approval from their primary regulators to pay all interest in arrears on the Trust Preferred debt issued to third party investors. At the end of April 2014, the Corporation announced that it had received approval to resume payment of all cumulative dividends on the Series A Preferred Stock issued to the U.S. Treasury. As this slide demonstrates, based on these approvals, the Bank has paid cash dividends to the Corporation totaling $8.3 million thus far in 2014. The Corporation then utilized this cash, and cash that was being held at the Corporate level, to pay approximately $7.3 million to the third party investors and $6.5 million to the U.S. Treasury. It is important to note once again that the interest and dividends have been accrued by the Corporation every quarter since beginning the deferral and have been previously reflected in our reported earnings per share.

Slide 22: Components of Capital

Going forward, we are focused on shifting the mix in our capital composition to higher levels of tangible common equity, which is represented by the dark blue portion of this chart. Our plans include the systematic payback of both the trust preferred debt held by third party investors and the Capital Purchase Program Series A preferred stock which are part of the red, green and light blue sections of the chart. This will result in a lower cost structure to our capital and will enable the Company to focus on growth and payment of the common stock dividend.

As we move through 2014 and into 2015, it is our goal to continue to profitably grow our assets while maintaining high credit quality, to focus on core earnings and increased fee income and to increase our tangible equity, with a goal of providing a higher return to our shareholders. As you hear from others on our management team, you will better understand the strategy and action items that we have employed, and will employ, to accomplish this goal.

At this time, I will turn it over to our Senior Vice President and Director of Corporate Services, Jeannette Rudy Fitzwater.

JEANNETTE RUDY FITZWATER

Slide 23: Jeannette Rudy Fitzwater

It really comes down to the past, the present and future! We learn from our past and use that base as we move into the future!

Slide 24: Past, Present and Future - Employees

The associates that we have had over the years have been very loyal, often joining the Company and staying until their retirement. Their satisfaction came from a job well done and through the potential to grow vertically within the Company.

Today, and into the future, we see associates who come to us to fulfill a role in which they believe they can make a difference. They strive for continual learning and challenging new projects. In turn, they want to have the flexibility of where they work, when they work, how they communicate, etc. Their career path is comprised of numerous changes in roles. They are more than willing to experience change in their life and move to another organization or to start their own companies—as long as the move provides for greater satisfaction.

Slide 25: Past, Present and Future – Recruitment

As a result, the way we recruit and maintain associates has also required change. Gone are the days of having paper applications available in all branches and open positions solely advertised in the local newspaper. Today, and into the future, employees are reached through more targeted efforts, such as posts on Facebook or direct solicitation through LinkedIn. Once they hear of the position they may immediately go on-line to view a video profile about the role, to apply, to complete pre-screening questions and even to take tests on line! The result is seen in applicants making more educated decisions before they apply, better screening prior to contact and generally a quicker time to fill open positions with the right candidates!

Slide 26: Past, Present and Future – Employee Growth

Once on board, the days of simply having on the job training are gone. It’s now about associate development and succession planning. My Bank associates may gain new skillsets online, through video-conferencing, etc., in addition to some traditional classroom training. We are no longer as constrained by travel concerns and time. It’s also a time where associates are given the opportunity to grow themselves through self-study, which eventually may even be accessed through their mobile devices. Associates are passionate about learning and at the same time, we need associates who may develop at a faster pace!

Change has not only been driven on the employee front but also by our customers. When many of us were younger we looked to our parents to align us with a bank. If all went well, we stayed for life. In between we may be influenced by an occasional newspaper ad or public relations effort.

Slide 27: Past, Present and Future – Our Customers

As a community bank we serve many types of customers—it’s our mission! However, we also know that some customers, like our community oriented business owners (COBOs), naturally find our style of banking to best meet their needs. Knowing this, we now use more sophisticated data research to even further fine-tune the search for our “best match” customer. Everyone wins when this happens!

Today, with a more mobile society and an increased level of competition, the way that we reach our customers and prospects is done through a variety of channels. While we may still run some ads, we supplement them with messaging inside the branch with message boards, electronic billboards outside the branch, through targeted e-mail messages, etc. Then there is the whole “social aspect” of engaging and actually speaking with our customers and prospects through, Facebook, Twitter, and LinkedIn. No longer will one message do the trick!

Our goal is to ultimately use our financial expertise, along with our market knowledge, to customize solutions for our customers. You can imagine that especially with our COBOs, this truly sets us apart. They are busy professionals and count on us to be their trusted financial advisor.

Slide 28: Goal

Nothing in life stands still, and certainly that applies both to our employees and to our customers. We enjoy the challenge of meeting our employees’ and customers’ needs in quicker and better ways than we may have imagined possible years ago.

Whether it is the past, the present or the future, our goal remains the same - to make it possible for our associates to leverage their best talents and for our customers to fulfill their financial dreams!

At this time, I will turn it over to our Senior Vice President and Chief Risk Officer and Director of Operations, Jason Rush.

JASON RUSH

Slide 29: Jason Rush

Thank you Jeannette, and thank you all, for attending today. I would like to update you on several areas today. In particular, I will cover our residential mortgage production and servicing portfolios, trends in alternative or electronic delivery channels and our continued efforts in those areas, as well as several of the major risks or challenges we continue to manage on a daily basis.

Slide 30: Residential Housing Market

As a community bank, First United certainly prides itself in its commitment to responding to and meeting the housing needs of the communities we serve. Last year I reported that 2012, and at that time, the start of 2013, continued to be primarily a refinance market. The long term fixed interest rates continued to be extremely low and consumers overwhelmingly favored long term fixed interest rates as they refinanced their existing mortgage debt. Production had rebounded sharply for our residential mortgage area and we were approaching pre – recession production numbers. As 2013 progressed, we witnessed the end of this latest refinance cycle and we started gearing up for a more robust purchase and construction market. We continued to manage the interest rate risk of the long term fixed rate loans by selling the loans off of our balance sheet while retaining the servicing of these loans. By maintaining the servicing of these loans internally, it gives us the opportunity to build a stronger overall relationship with the customer.

Slide 31: Residential Loan Servicing Portfolio

This chart shows the balance of residential mortgage loans being sold into the market, to reduce our interest rate risk, while maintaining the servicing of the relationship. Over the past four years we have moved from a sold with servicing retained portfolio of zero to a portfolio of just over $60 million at the end of 2013. This currently translates into over 400 more relationships in which First United services the loan, attached to what is most likely the customer’s most important asset, their home. Not only does this practice allow us to better serve our customers while building additional financial service relationships, but it also provides us with a new source of fee income derived from the ongoing servicing of these loans.

Slide 32: Residential Mortgage Production

As I mentioned earlier, we have recently moved into more of a purchase and construction market. Traditionally, the customer in this type of market has preferred an adjustable rate loan product with a lower introductory rate for these types of transactions. These ARM products better fit our appetite for interest rate risk and are more likely to be retained as a portfolio loan that we will hold. This helps to drive loan growth within our residential portfolio. By offering competitive adjustable rate products as well as long term salable fixed rate products we are able to manage our interest rate risk while offering the right products and service to fit most every residential mortgage need. This continues to translate into increased production by the mortgage team.

Slide 33: Delivery Channel Usage

The traditional branch remains an integral fixture within our arsenal of delivery channels. The fact is that most customers want to be inside a bank when they buy a complex financial product. In fact, one in every five of our customers’ transactions is still conducted via the traditional teller line today. We need to reinforce the branch’s role as the preferred channel in developing relationships; however, most data also demonstrates that transactions are exceedingly being conducted outside the four walls of a traditional branch office. In fact, point-of-sale or debit card transactions in 2009 made up 29% of the total volume of transactions we processed. In 2013, these same point-of-sale transactions increased significantly to where they now make up 39% of the overall transactions we are processing. In fact today, two out of every three transactions we process are now originated, processed or completed entirely electronically.

Slide 34: Customer Channels

By continuing to offer diverse technologies to process our customers’ day-to-day transactions, this allows our associates to spend more of their time engaging with our customers; working with them to find the solutions they seek. We recognize the importance for us to continue to provide all of the delivery channels our customers seek, allowing them to transact their business based on their choices of time, location and method. We also recognize that each of these newer technologies comes with a price tag, so it becomes increasingly important to streamline our existing offerings to manage the overhead of the more costly delivery channels.

Slide 35: Future of Customer Engagement

Industry data also tells us that a transaction conducted in person in one of our branch lobbies costs us several times more than any other form of electronic delivery. With one out of five of our transactions being conducted within the branch, we must continue to utilize technology to help make these transactions as efficient and cost friendly as possible. By better automating our branch locations, these manually intensive tasks take less of our existing staff time, allowing them to spend more of their time engaging with customers and recognizing additional opportunities.

Slide 36: Mobile Banking

The adoption rate for our self-service mobile banking continues to show nice growth. Mobile banking was made available to First United customers in late 2011. This slide shows the overall level of adoption by our customer base over the past several years. As you can see, adoption has increased significantly year over year. In 2013, we experienced 60% growth in the number of customers now using their mobile device to check balances, transfer funds and pay bills, as well as to make their deposits.

While each new development in technology introduces us to exciting opportunities, with each one we also face a number of new risks that we must control or mitigate to maintain a safe and secure payment network. All of these risks require careful analysis and consideration and this is where a strong risk management program is critical.

Slide 37: Key Elements of an ERM Program

Throughout the morning you have heard, or will hear us discuss the management of our risks. These risks come from numerous traditional sources; interest rate risk, credit risk and liquidity risk, to name a few. I would like to take a few minutes to discuss two additional risks that recently have taken more of our time and resources; our government and more specifically the regulatory environment of our government and fraud, particularly of the cyber type.

Regulatory or compliance risk, while not new by any means, continues to be a growing expense; and First United continues to put a significant amount of our resources into managing the expected obligations of the ever changing rules coming from many directions. The Dodd Frank rules alone now exceed 12,000 pages, and there are more pages to come. Constantly changing rules within the payment system, residential mortgage arena, capital guidelines, etc. keep our associates within these respective areas on their toes. The tracking effort alone of the sheer number of new regulations and guidance being issued over the past couple years is unprecedented. Fortunately, our asset size as an institution and the expertise of our staff allows us to continue to analyze the changing rules, implement the necessary solutions and proceed with business.

Slide 38: Cyber Threats

While not a new threat, cybersecurity has garnered a great deal of attention over the past several months. Cybersecurity is basically the measures taken to protect a computer or computer system against unauthorized access or attack.

There is no doubt that most of us have heard plenty about the debit and credit card data breach at Target over the 2013 holiday season. What you may not know is that this was just one of dozens of similar breaches across the nation in 2013. While First United played no role in the cause of any of these breaches, we, like other banks, are left with a large part of the expense. We, like other banks, work through these breaches with our affected customers; providing notification, explanation of the processes, and if necessary, working with the customer to replace breached cards and offer solutions to help them safeguard their information going forward.

Internally, we have over 100 controls that are constantly being monitored, tested and adjusted as necessary to protect our internal data, as well as that of our customers from cyber-attack. We continue to work with industry experts as well as key vendors to safeguard our customer data and keep information flowing in a secure manner.

In conclusion, I would like to thank you for your time, your continued support and now turn the presentation over to Robin Murray, Senior Vice President and Director of Retail Banking. Thank you.

ROBIN MURRAY

Slide 39: Robin Murray

Thank you, Jason. Good morning. I am pleased to announce that 2013 was another year of significant progress for your Company’s core Retail Banking Team. We executed several branch initiatives and continued to make great strides in delivering on our strategy to enhance shareholder value and maximize our earnings growth.

Slide 40: Stable Funding Sources

Core deposit growth continues to be the foundation of our branch franchise and is a key performance ratio for our Market Presidents and their teams.

This chart depicts the significant improvement in the growth of our core deposits over the last few years. This is the result of our relationship efforts and the resilient strengths of our branch associates remaining focused on changing our deposit mix to garner low cost of funds.

Slide 41: Impact of Deposit Interest Expense

The growth in low cost of funds products, as well as the low interest rate environment, has positively impacted our deposit interest expense. As you can see from this graph, we experienced a 24% compounded annual decline the last 5 years. A nice trend indeed!

Slide 42: Small Business Loan Production

If you recall last year when we were together, I discussed the need to serve our business owners with loan needs up to $1 million more efficiently through our Business Relationship Banker initiative. Our larger competitors find it difficult to customize these smaller loans and tend to target much larger commercial clients.

Even though our Small Business Banking Division is still in its infancy, as you can see from this chart, we are making progress in the production of smaller sized business loans. We experienced a 47% increase in booked loans in 2013 compared to 2012.

We currently have four dedicated Business Relationship Bankers, to cover all the markets we serve. We have focused our staff on understanding the needs of our COBOs (Community Oriented Business Owners) by building trust-based relationships.

This team works hand-in-hand with the small business underwriting unit. Together, they provide uncommon commitment to serve our business owners with their loan needs. Through our team sales efforts, they continue to build out the relationship for the deposit, investment and personal financial needs of the business owner.

Slide 43: Customer Care Center

Our Call Center continues to be an extremely valuable delivery channel for our customers and your Company. Each year, the number of customer calls continues to grow. These officers efficiently handled over 134,000 customer calls in 2013. They are highly responsive and dedicated in answering all calls as quickly as possible. Their average on-hold time was less than 27 seconds in 2013. We have built specialists within our Customer Care Center to better serve our customers, such as our Business Banker specialists, Retirement Account specialists, Internet and Treasury Management specialists, just to name a few.

This team not only handles service initiatives but also builds out relationships to identify other financial needs. In 2013, they referred over $27 million in products and services to their team partners throughout all lines of business.

Our customer care center offers greater availability and convenience to our customers. As a matter of fact, they are constantly receiving emails and letters from our customers, commenting on the exceptional service they experienced through this center. As customers embrace technology, our customer care center will certainly be a great resource with well trained and experienced “live” bankers to assist them through these emerging services.

Slide 44: Future of Customer Engagement

The future of customer engagement is fast becoming anytime, anywhere, on any device. As Jason presented earlier, our customers are changing the way they interact with financial institutions and it’s important for your Company to keep abreast of these changes and stay in tune with technology to meet these needs.

This provides us exciting opportunities to redefine our branch configuration to ensure our offices are built for engaging both prospective and existing customers, and not simply a place for transactions.

As we work toward our branch of the future concept, we also needed to re-examine our existing network of branches. We developed a branch rationalization model with several key metrics and growth measurements. This provided the tools to identify select offices to glean efficiencies within our branch franchise. Through this examination, we found that our Frostburg office in Maryland, and our Moorefield office in West Virginia, fell below several of these standards.

The Frostburg office was operational for 26 years and had not experienced the growth expected in deposits or loans. This branch fell in the bottom tier of our branch profitability system due to the low number of customer households, and the market was projecting declining growth as well. Our Moorefield office exhibited some of the same characteristics. We made a difficult decision to close these offices.

In contrast, it does enable your Company to redeploy these resources toward our strategic initiatives that we have outlined for our branch franchise in areas with future market growth potential.

This is the exciting part! Customers are using multi-channels to conduct their banking. They are visiting the branch to open new accounts, apply for a loan, or discuss their more complex needs. The Internet is quick and easy to pay bills, and they are using their mobile phone to check their balances or make a quick deposit. We know it’s critical to integrate our traditional branch banking with digital and self-service banking.

We are in the beginning phases of redefining our branch of the future and carefully integrating our customer engagement strategy. There are fundamental areas of focus to make this transformation successful. We have completed our research, initiated strategic objectives and strategies to ensure we are executing the customer experience to match our brand and “story”. Ultimately, this will provide an engaging and consultative environment for existing and prospective customers.

As always, our people will be the main driver of this success. They need to be knowledgeable, engaging, and provide consultative advice to meet the needs of our existing and prospective COBOs and consumers. They must also exhibit technical skills to assist our customers through the different technologies and channels they need and want. We will continue to develop these initiatives throughout this year.

Slide 45: 2014 Initiatives

In conclusion, our 2014 initiatives will be focused on enhancing our business owner strategy and continuing to build even stronger ties in each of our local communities.

We must excel in exceptional customer retention and build out additional relationships by executing our customer engagement strategy. Our teams will continue to focus on becoming trusted advisors by delivering customized solutions to existing and prospective customers.

And finally, we will tailor our branch of the future initiatives around expanding revenue opportunities for our well-defined and targeted strategy for our Community Oriented Business Owners. Effective execution of these strategies will position your Company for success in years to come.

Thank you for allowing me to share this information with you today. I will now turn this over to Keith Sanders, Senior Vice President and Senior Trust Officer.

KEITH SANDERS

Slide 46: Keith Sanders

Thank you and good morning. At this time I would like to share a brief overview of your Company’s Trust and Investments department performance in 2013, as well as to review our strategies for growth and expansion within the wealth management business.

Slide 47: Assets Under Management

The slide in front of you illustrates assets under management within Trust and Investments. We achieved a consistent growth in assets under management last year, as markets continued to be driven higher by improvements in corporate earnings, increased consumer spending and improved workplace efficiencies. Despite the “Wall of Worry” that set a tone early in the year, markets pushed past concerns of a fiscal cliff, debt ceiling limits and the non-cooperative political environment; allowing markets to experience substantial growth in 2013.

As you may know, revenue in Trust and Investments is driven almost exclusively by assets under management. The growth in market values and successful sales results from our team has propelled assets under management to an all-time high of $675 million in Trust and an additional $234 million in Investment Services.

We continue to see that growth spill over into 2014 and believe that revenue will continue to expand as a result of the growth in assets and sales performance.

Slide 48: Composition of Trust and Investments Revenue

As I just mentioned, the majority of revenue produced in Trust and Investments is derived from asset management fees charged for the professional management of our clients’ investment portfolios. We also derive revenues from the settlement of estates, providing financial planning services and transactional charges related to Investment Services. As assets under management continue to grow, so does our base for management fees.

Slide 49: Trust and Investments Revenue

In 2013, we posted combined revenues of $5.8 million for the Trust and Investments department. This includes new sales revenue of $600 thousand in Trust and $1.06 million in Investments. Our 2013 revenues reflect an increase of 7.6% over 2012. We expect the addition of three new sales officers will round out sales teams and help us to drive revenue in 2014.

Slide 50: Trust and Investments – 2014 Initiatives

Our strategy for growth includes implementing three key initiatives that will allow us to expand our sales team in new directions, and enforce our belief that you need to take a step back and see the big picture to truly understand “what matters most” to our clients. We need to fill the gaps in our service model to help clients protect “what matters most” to them, and the following three initiatives will help us achieve that goal.

Build Out Sales Force - Having achieved our goals of rounding out the sales force in 2013 with the addition of sales officers in Morgantown, Martinsburg and Frederick; our sales force is fully staffed and ready to take on the challenges of driving new revenues throughout our footprint. We will continue to adhere to our core initiatives of top notch investment management and superior customer service. As we move forward, we will continue to look at ways of growing our sales force and expanding our boundaries without a reliance on brick and mortar.

Financial Planning - In 2009 we introduced the slogan “What Matters Most” as a marketing campaign to raise client awareness to the fact that we don’t just provide investment services; and more importantly to make them aware that the choices they make today can affect their financial future for years to come. In 2013, we took that slogan and put it to work; expanding our financial planning capabilities by upgrading our systems and educating our teams so that our clients get the best possible solutions to their financial needs for investments, estate planning, business retirement plans, taxes and insurance.

Insurance - Late in 2013, we implemented plans to roll out insurance sales using our existing Investment Services platform and employees. We felt this was an important strategy, as insurance is an essential component of every successful financial plan. It also goes in stride with our belief that protecting assets is just as important as growing assets. We now will be able to complement our clients’ financial success by offering life, disability and long-term care insurance to protect our clients.

In closing, we continue to do our best work, going about the business of managing our clients’ financial affairs. Our best customers and prospects continue to come to us the old fashioned way: by word of mouth from our existing clients. Be assured that we appreciate the trust you have placed in our Company and continue to work every day to increase our service levels and effectiveness.

Thank you and enjoy the rest of the afternoon. I will next turn it over to R.L. Fisher, Senior Vice President and Chief Lending Officer.

R.L. FISHER

Slide 51: R.L. Fisher

Good morning. My comments today will provide a general overview of the commercial banking initiatives over the past twelve months and for the next twelve months.

Slide 52: Reestablishing Our Presence in Commercial Lending and Banking

The past two years reflect notable improvement in the quality of the commercial loan portfolio. We will continue to proactively monitor the portfolio going forward and develop action plans to further support the positive trends in this area. A collaborative effort among the Commercial Banking Team and the Credit Quality Team will allow for open dialogue related to strategies, lessons learned, and how to properly position the relationships in order to support our collective goal of continuing positive trends in this area.

An ongoing effort is being made to consistently review and evaluate the duties and processes that are related to the business development function of the Commercial Banking Team. There is a desire to create efficiencies and to ensure that the focus of the business development team is not impaired due to processes and administrative functions. When possible, support has been, and will be, provided to the business development effort in order to increase the time available for seeking new business opportunities.

An investment has been made in developing the overall business development strategy. Through a combination of internal and external resources, the developed strategy includes training, expectations for outbound sales calls, enhanced communication with customers and others sources of potential new sales.

Slide 53: Loan Portfolio Composition

We will continue to focus on the mix of the commercial portfolio. As of December 2013, 33% of the overall portfolio was CRE (commercial real estate), and A&D (acquisition and development) represented 13% of the overall portfolio.

Slide 54: Commercial Loan Production

We anticipate the composition of the portfolio to continue to migrate towards C&I (commercial and industrial) and CRE transactions, with a minority influence from A&D. This is indicative of what we have realized in the first quarter of 2014.

Slide 55: Reestablishing Our Presence in Commercial Lending and Banking

An important piece to the business development strategy is the First United story. Our story was shared in the 2013 Annual Report and is a key element in moving forward. Our size provides a unique opportunity in the markets we serve. It allows us to meet the needs of the individual retail customer, the small business owner, and the commercial banking customer. In addition, we have the ability to grow with our customers. It may be a recent college graduate, a new addition to the family, or an expansion of a growing business. First United has the ability to service the customer in any life stage. This allows First United the ability to develop, retain, and grow all facets of our customer base.

First United's focus will continue to be deepening our relationships through offering and delivering multiple products and services to our clients. It is First United’s desire to promote organic growth by retaining and expanding our existing relationships. The combination of executing our story, our product offerings, and a renewed focus on business development, has positioned First United in a way that will promote future growth in Commercial Banking.

Thank you for joining us and I will now turn it back to Bill.

BILL GRANT

Slide 56: Bill Grant

I hope that these presentations have been helpful to you in understanding the strategic direction of your Company.

I would like to recognize Mr. David J. Beachy and Paul Cox, Jr. who retired today from the Board, consistent with the Company’s retirement policy. Dave concludes 35 years of service to First United, having been elected to the Board in 1979. His vast experience in the building trades industry provided a unique insight for the Board. His tenure included service on nearly all of the Board committees. Paul joined the Board in 1993, and over the ensuing two decades has been a participant at many levels of Board activity. Paul attended nearly all board training seminars and schools which were offered through the years. He distinguished himself through service to the Maryland Bankers Association, a rarity among bank directors. We will miss Dave and Paul’s wise counsel and advice, and wish them the very best in the years to come.

I would also like to welcome the three new directors that have been elected to the Board today – John F. Barr, Brian R. Boal, and Marisa A. Shockley.

Slide 57: Frequently Asked Questions

As we have done for you in the past, we would like to provide you with several frequently asked questions. Some are questions given to us by shareholders who could not be with us today. Others are ones which we believe may be on the minds of some of you. We continue to hear comments that this is a very useful part of our meeting.

Slide 58: Question 1:

What is the current status of the Company’s participation in the U.S. Treasury’s Capital Purchase Program?

As you will likely recall, First United was encouraged by our regulators to participate in the Capital Purchase Program when it was introduced by the U.S. Treasury in 2008 – 2009. The program was designed to provide capital to strong banks, both to buffer them through the financial crisis, and support additional lending. As originally conceived, the program was offered to strong banks for these two purposes and not as a bailout, as frequently reported in the press, and described by politicians.

So, fast forward five years. The Capital Purchase Program has served both the country and First United. Already, the taxpaying public has received back 100% of the investment, and the return on the program continues to climb, providing a great return to the taxpayer.

The Obama Administration directed the U.S. Treasury to divest itself of its Capital Purchase Program investment. As we reported at last year’s meeting, we anticipated that our position would be sold by the U.S. Treasury. This has not yet happened. As we had also mentioned, it does not much matter whether the investment is held by the U.S. Treasury or another investor.

The rate on the Capital Purchase Program preferred stock moved from 5% to 9% earlier this year. Even at the higher rate, the preferred stock remains a reasonably priced form of capital. Again, it is very important to note that this preferred stock represents capital for your Company, and unlike deposits, allows the Company to grow through increased loans or investments, or to absorb losses to improve asset quality.

Our plans, of course, are to retire the Capital Purchase Program preferred stock over time. It will be done in conjunction with the Company’s Capital Plan, and in a way to minimize any dilutive effect on the shareholders.

Slide 59: Question 2:

What is the status of paying a dividend on the common stock?

As you may recall, we were asked by the Federal Reserve to discontinue the payment of all dividends on our common stock, the Capital Purchase Program preferred stock and our trust preferred securities. This request came at that point in time when the Company was experiencing its difficulties.

As things have recovered, we have reinstated payments to the Capital Purchase program preferred stock and the trust preferred securities.

As earnings continue to improve, we anticipate a return to paying a dividend on our common stock. The exact amount of the dividend or the time when payments can begin cannot yet be determined, but it is at the forefront of our thoughts and plans.

Slide 60: Question 3:

Can you report on growth in earning assets?

As we have shared with you in the past reports, one of the challenges that have confronted us is a decline in our earning assets, made up primarily of loans.

There are several reasons for this decline. Some of it was intentional, as we right-sized the Bank. Other reductions came from exiting some relationships from the Bank. The rebound was slowed due to subpar demand and stagnant economic conditions in a substantial portion of the markets we serve. To a great degree, this has continued to be the case, with the exception of the Morgantown market and, more recently, the Frederick market. I am delighted to report that, during the 1st Quarter of 2014, we saw a reversal in this trend and experienced overall loan growth for the first quarter.

I do want to recognize the strong efforts throughout the downturn by our mortgage area. The decline in their balances over the last four years was by far the smallest, at 6%. In addition, the mortgage portfolio was the only one to show growth in 2013, with $4 million in net growth.

In closing, I want to echo the themes we developed for you in this year’s Annual Report. In that Report, we laid out the challenges that First United still encounters. It is primarily the ongoing sluggish economy and the mountains of regulations that cascade down from Washington. Much time was spent at last year’s meeting, and this year’s Report discussing those issues.

Rather, I want to focus on the tremendous opportunities in front of First United. We are well positioned to serve the dozens of communities across our very diverse market. Our unique size continues to be a key to our success. At $1.3 billion, we are small enough to be intimate with our customers, and fully attuned to creating solutions for a lifetime of financial needs. Our size allows us to offer the full array of these solutions to our community oriented business owners and our consumers.

We have honed our team sales skills to a sharp edge, enabling our financial professionals to bring their expertise to bear in developing the range of solutions that our customers need, and expect us to deliver. Imagine if you will, our retail experts joining hands with commercial lenders, trust officers, treasury management specialists and mortgage originators, and then focusing on the needs and dreams of a particular customer. Because of this, we have the ability to deliver superior service and solutions.

Our Trust and Investments professionals are unmatched within our market. This carefully crafted brand, refined over half a century, is recognized throughout our market. Assets under management are approaching $700 million. This is nearly a hundred-fold increase since I joined the Bank in 1978. In addition to affording you, the Shareholder, with a tremendous opportunity for wealth management services, their efforts increase the value of your First United investment by providing a key source of non-interest income. In 2013, their revenues increased by almost 8%.

At the core of the business – or any business for that matter – is a group of dedicated associates and Board members committed to serving you, our shareholders, our customers and communities. We are tremendously excited about the future and its opportunities. It will afford us the opportunity to serve our customers and communities, restore profitability and leverage the value of your investment. We thank you for your ongoing support, and look forward to serving you in the years to come.

Slide 61: Thank You!

First United Corporation

Annual Shareholders' Meeting

May 15, 2014

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 First United Corporation Annual Shareholders’ Meeting May 15, 2014

Bill Grant

Chief Executive Officer and
Chairman of the Board

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 Bill Grant Chief Executive Officer and Chairman of the Board

3 Forward - Looking Statements Forward - looking statements in this presentation relating to First United Corporation’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained herein should be read in conjunction with First United Corporation’s 2013 Annual Report on Form 10 - K filed with the Securities and Exchange Commission (“SEC”), which is available on the SEC’s website www.sec.gov or at First United Corporation’s website www.mybank4.com . Investors are cautioned that forward - looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in First United Corporation’s 2013 Annual Report on Form 10 - K filed with the SEC under the section, ‘Risk Factors’ in Part 1, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements. First United Corporation does not assume any duty to update any forward - looking statements .

Bill Grant

Chief Executive Officer and
Chairman of the Board

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 Bill Grant Chief Executive Officer and Chairman of the Board

Carissa Rodeheaver

President and
Chief Financial Officer

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 Carissa Rodeheaver President and Chief Financial Officer

2013 Areas of Focus

Improve Asset Quality
Strengthen Core Earnings
Execute Capital Strategy

6

6 Improve Asset Quality Execute Capital Strategy Strengthen Core Earnings 2013 Areas of Focus

2013 Areas of Focus » Improve Asset Quality – Reduce Adversely Classified Assets – Convert non - performing assets – Book high quality loans/investments 7

Trends in Adversely Classified Assets

$300
$250
$200
$150
$100
$50
$0
Adversely Classified Assets (millions)
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
Recession
2008
2009
2010
2011
2012
2013
Adv Classified Loans
Other Real Estate Owned
Adv Classified CDOs
Coverage Ratio

8

Trends in Adversely Classified Assets 8 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% $0 $50 $100 $150 $200 $250 $300 2008 2009 2010 2011 2012 2013 Adversely Classified Assets (millions) Adv Classified Loans Other Real Estate Owned Adv Classified CDOs Coverage Ratio Recession

Providing for Loan Losses

$25
$20
$15
$10
$5
$0
Millions
Recession
Provision
Net Charge-offs
Allowance
2007
2008
2009
2010
2011
2012
2013
Q1 14
(Unaudited)

9

$0 $5 $10 $15 $20 $25 2007 2008 2009 2010 2011 2012 2013 Q1 14 Millions Provision Net Charge-offs Allowance (Unaudited) 9 Recession Providing for Loan Losses

2013 Areas of Focus » Strengthen Core Earnings – Increase and sustain net interest margin – Focus on non - interest income – Enhance efficiency and reduce operating expenses 10

$15
$10
$5
$0
-$5
-$10
-$15
Millions
$12.8
$8.9
-$12.8
-$11.8
$2.0
$3.0
$4.7
$0.9
2007
2008
2009
2010
2011
2012
2013
Q1 14
(Unaudited)

11

-$15 -$10 -$5 $0 $5 $10 $15 2007 2008 2009 2010 2011 2012 2013 Q1 14 $12.8 $8.9 - $12.8 - $11.8 $2.0 $3.0 $4.7 $0.9 Millions (Unaudited) 11 Net Income Available to / Net (Loss) Attributable to Common Shareholders

Net Interest Margin

4.0%
3.5%
3.0%
2.5%
3.51%
3.68%
3.56%
2.71%
2.96%
3.30%
3.25%
3.07%
2007
2008
2009
2010
2011
2012
2013
Q1 14 (Unaudited)

12

12 3.51% 3.68% 3.56% 2.71% 2.96% 3.30% 3.25% 3.07% 2.5% 3.0% 3.5% 4.0% 2007 2008 2009 2010 2011 2012 2013 Q1 14 Net Interest Margin (Unaudited)

Trend in Total Assets

$1,900
$1,700
$1,500
$1,300
$1,100
$900
$700
$500
$300
Millions
$1,639
$1,744
$1,696
$1,391
$1,321
$1,334
$1,355
2008
2009
2010
2011
2012
2013
Q1 14 (Unaudited)

13

13 $300 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 2008 2009 2010 2011 2012 2013 Q1 14 $1,639 $1,744 $1,696 $1,391 $1,321 $1,334 $1,355 Millions Trend in Total Assets (Unaudited)

Trend in Loan Balances

$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
Millions
$1,120
$1,102
$988
$919
$859
$797
$801
2008
2009
2010
2011
2012
2013
Q1 14
(Unaudited)

14

Trend in Loan Balances 14 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 2008 2009 2010 2011 2012 2013 Q1 14 $1,120 $1,102 $988 $919 $859 $797 $801 Millions (Unaudited)

Balance Sheet - Asset Mix

2008
22%
1%
8%
68%
2013
3%
11%
26%
60%
Cash and cash equivalents
Investment securities and FHLB stock
Loans
Other assets

15

1% 22% 68% 8% Balance Sheet - Asset Mix 15 3% 26% 60% 11% Cash and cash equivalents Investment securities and FHLB stock Loans Other assets 2008 2013

Trend in Deposits

Millions
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
2008
2009
2010
2011
2012
2013
Q1 14
Core
Retail CDs
Brokered

(Unaudited)

MyBank! 1

16

$0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2008 2009 2010 2011 2012 2013 Q1 14 Millions Core Retail CDs Brokered (Unaudited) 16 Trend in Deposits

Other Operating Income *

Sale of Insurance Assets
Millions
$18
$16
$14
$12
$10
$8
$15.8
$15.4
$15.4
$15.0
$13.6
$13.0
2008
2009
2010
2011
2012
2013

*** Excluding gains/(losses)**

17

Other Operating Income * 17 $8 $10 $12 $14 $16 $18 2008 2009 2010 2011 2012 2013 $15.8 $15.4 $15.4 $15.0 $13.6 $13.0 Millions * Excluding gains/(losses) Sale of Insurance Assets

Operating Expense

Sale of Insurance Assets
$48
$43
$38
$33
$28
$23
$18
$13
$8
Millions
$40.6
$46.6
$45.0
$43.4
$39.5
$42.4
2008
2009
2010
2011
2012
2013

18

Operating Expense 18 $8 $13 $18 $23 $28 $33 $38 $43 $48 2008 2009 2010 2011 2012 2013 $40.6 $46.6 $45.0 $43.4 $39.5 $42.4 Millions Sale of Insurance Assets

2013 Areas of Focus » Execute Capital Strategy – Build Capital Ratios – Resume payment of interest and dividends on Trust Preferred Debt and CPP Preferred Stock – Shift capital composition 19

Corporation Remains Well-Capitalized

16%
14%
12%
10%
8%
6%
4%
2%
0%
Q4 10
Q4 11
Q4 12
Q4 13
Q1 14 (Unaudited)
Well-Capitalized
Tangible
Leverage
Tier 1
Total

20

0% 2% 4% 6% 8% 10% 12% 14% 16% Q4 10 Q4 11 Q4 12 Q4 13 Q1 14 Tangible Leverage Tier 1 Total Well - Capitalized 20 Corporation Remains Well - Capitalized (Unaudited)

Resumption of Payments on TRUPs and CPP

Bank
$8.3 Million Cash Dividend
Corporation
Cash Payments
Third Party Investors: Trust Preferred Interest Expense
$7.3 Million, March 2014
$6.5 Million, May 15, 2014
U. S. Treasury: Preferred Stock Dividends

21

21 $8.3 Million Cash Dividend Resumption of Payments on TRUPs and CPP $6.5 Million, May 15, 2014 $7.3 Million, March 2014 Bank Corporation U. S. Treasury: Preferred Stock Dividends Third Party Investors: Trust Preferred Interest Expense Cash Payments

Components of Capital 22 47% 15% (11)% 19% 8% Tier 1: Common Equity, before AOCI Tier 1: Qualifying TRUPs Tier 1: Preferred Stock (CPP) Tier 1 Reductions: Goodwill, Disallowed Deferred Tax Asset Tier 2: Qualifying ALL, Sub Debt, excess TRUPs December 2013

Jeannette Rudy Fitzwater

Senior Vice President &
Director of Corporate Services

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 Jeannette Rudy Fitzwater Senior V ice President & Director of Corporate Services

Past, Present and Future – Employees

Past

- Job well done
- Promotions

Present & Future

- Continual learning
- Challenging work
- Flexibility

MyBank!

24

24 Past, Present and Future – Employees Past » Job well done » Promotions » Continual learning » Challenging work » Flexibility Present & Future

Past, Present and Future - Recruitment » Social media usage » Online applications , pre - screening and testing 25

Past, Present and Future – Employee Growth » Associate development and succession planning » Associates are passionate about learning » Need for associates who may develop at a faster pace 26

Past, Present and Future – Our Customers

OPEN

MyBank!

27

Past, Present and Future – Our Customers » M any types of customers » Search for our “best match” customer » Diverse marketing channels » Customized solutions 27

Goal Whether it is the past, the present or the future, our goal remains the same: » Associates - leverage best talents » Customers - fulfill financial dreams 28

Jason Rush

Senior Vice President, Chief Risk Officer & Director of Operations

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 Jason Rush Senior V ice President, Chief Risk Officer & Director of Operations

Residential Housing Market 30

Residential Loan Servicing Portfolio

Millions
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$0
$12.2
$21.9
$43.1
$60.8
2009
2010
2011
2012
2013

31

Residential Loan Servicing Portfolio 31 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 2009 2010 2011 2012 2013 $0 $12.2 $21.9 $43.1 $60.8 Millions

Residential Mortgage Production

$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
Millions
$60.6
$41.6
$48.3
$69.3
$70.1
2009
2010
2011
2012
2013

# of loans:	353	252	257	360	388

32

Residential Mortgage Production 32 32 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 2009 2010 2011 2012 2013 $60.6 $41.6 $48.3 $69.3 $70.1 Millions # of loans: 353 252 257 360 388

33 Delivery Channel Usage ACH 19% Checks 14% ATM 5% Internet / Mobile 4% Point of Sale 39% Teller 19% 2013

Customer Channels

REMOTE CAPTURE
IN-BRANCH VIDEO
DEBIT & CREDIT CARDS
ACH & WIRES
MOBILE
ONLINE
CALL CENTER
TELEPHONE BANKING
POINT OF SALE
ATM
BRANCH TELLER
CHECKS
CUSTOMER CHANNELS

34

Customer Channels 34

Future of Customer Engagement

Branch Built for Engagement!

35

Future of Customer Engagement Branch Built for Engagement! 35

Mobile Banking

8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
2,563
4,883
6,870
7,262
1,106
2,396
3,830
4,358
# of Mobile Devices
# of Mobile Customers
2011
2012
2013
Q1 14

36

36 2,563 4,883 6,870 7,262 1,106 2,396 3,830 4,358 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 2011 2012 2013 Q1 14 # of Mobile Devices # of Mobile Customers Mobile Banking

Key Elements of an ERM Program

Governance Structure and Policies
Who?
Risk Assessment and Quantification
How?
Risk Management
What?
Dashboard Reporting and Monitoring
How?
Enterprise Risk Management

37

Key Elements of an ERM Program 37 Governance Structure and Policies Risk Management Risk Assessment and Quantification Dashboard Reporting and Monitoring Enterprise Risk Management How? How? What? Who?

Cyber Threats 38

Robin Murray

Senior Vice President &
Director of Retail Banking

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 Robin Murray Senior V ice President & Director of Retail Banking

Stable Funding Sources

Core Deposits
Millions
$800
$700
$600
$500
$400
$300
$200
$100
$0
$512
$533
$573
$593
$651
2009
2010
2011
2012
2013

40

Stable Funding Sources 40 40 10% growth $0 $100 $200 $300 $400 $500 $600 $700 $800 2009 2010 2011 2012 2013 $512 $533 $573 $593 $651 Millions Core Deposits

Impact of Deposit Interest Expense

$25
$20
$15
$10
$5
$0
Millions
$20.2
$18.1
$11.9
$6.6
$5.1
2009
2010
2011
2012
2013
24% Compound Annual Decline

41

Impact of Deposit Interest Expense 41 41 10% growth $0 $5 $10 $15 $20 $25 2009 2010 2011 2012 2013 $20.2 $18.1 $11.9 $6.6 $5.1 Millions 24% Compound Annual Decline

Small Business Loan Production

Millions
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$2.8
$3.2
$4.5
$5.7
$8.4
47% growth
2009
2010
2011
2012
2013

42

Small Business Loan Production 42 42 10% growth $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 2009 2010 2011 2012 2013 $2.8 $3.2 $4.5 $5.7 $8.4 Millions 47% growth

Customer Care Center

- ➢Extremely efficient
  - – 134,000 customer calls annually
- ➢Highly responsive
  - – 27 seconds on-hold time
- ➢Experienced staff with specialists
- ➢Providing exceptional service

MyBank!

43

Customer Care Center » Extremely efficient – 134,000 customer c alls a nnually » Highly responsive – 27 seconds on - hold t ime » Experienced staff with specialists » Providing exceptional s ervice 43

Future of Customer Engagement

Branch Built for Engagement!

44

Future of Customer Engagement Branch Built for Engagement! 44

2014 Initiatives

- ➢ Enhancing our COBO strategy
- ➢ Stronger ties in local communities
- ➢ Enriching trusted advisors commitment
- ➢ Expanding revenue opportunities

Effective Execution!

45

2014 Initiatives » Enhancing our COBO strategy » Stronger ties in local c ommunities » Enriching trusted a dvisors c ommitment » Expanding revenue o pportunities Effective Execution! 45

Keith Sanders

Senior Vice President &
Senior Trust Officer

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 Keith Sanders Senior V ice President & Senior Trust Officer

Assets Under Management

Millions
$700
$600
$500
$400
$300
$200
$100
$0
$544
$176
$590
$190
$595
$189
$637
$215
$675
$234
2009
2010
2011
2012
2013
Trust Assets
Investment Assets

"WHAT MATTERS MOST"
Trust.

47

47 “WHAT MATTERS MOST” Trust . $0 $100 $200 $300 $400 $500 $600 $700 2009 2010 2011 2012 2013 $544 $590 $595 $637 $675 $176 $190 $189 $215 $234 Millions Trust Assets Investment Assets Assets Under Management

Composition of Trust & Investments Revenue

2013

Estate Settlements 1%
Investment Services 14%
Trust Management 85%

"WHAT MATTERS MOST"
Trust.
48

Trust Management 85% Investment Services 14% Estate Settlements 1% 2013 48 Composition of Trust & Investments Revenue “WHAT MATTERS MOST” Trust .

Trust & Investments Revenue

$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Millions
$4.3
$4.8
$5.2
$5.4
$5.8
2009
2010
2011
2012
2013

"WHAT MATTERS MOST"
Trust.
49

Trust & Investments Revenue 49 “WHAT MATTERS MOST” Trust . $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2009 2010 2011 2012 2013 $4.3 $4.8 $5.2 $5.4 $5.8 Millions

Trust & Investments: 2014 Initiatives

Build Sales Force
Insurance Services
Financial Planning Capabilities

"WHAT MATTERS MOST"
Trust.
50

50 Build Sales Force Financial Planning Capabilities Insurance Services Trust & Investments: 2014 Initiatives “WHAT MATTERS MOST” Trust .

R.L. Fisher

Senior Vice President &
Chief Lending Officer

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 R.L. Fisher Senior V ice President & Chief Lending Officer

52 Reestablishing Our Presence in Commercial Lending and Banking » Continue focus on improving asset quality » Evaluate processes to invigorate commercial production and growth » Increase calling efforts

Loan Portfolio Composition

December 2013
3%
33%
43%
13%
8%
Commercial Real Estate
Acquisition and Development
Commercial and Industrial
Residential Mortgage
Consumer Installment

53

33% 13% 8% 43% 3% Commercial Real Estate Acquisition and Development Commercial and Industrial Residential Mortgage Consumer Installment December 2013 Loan Portfolio Composition 53

Commercial Loan Production

Millions
$160
$140
$120
$100
$80
$60
$40
$20
$0
Commercial and Industrial
Acquistion and development
Commercial real estate
2009
2010
2011
2012
2013
Q1 2014

MyBank! 1

54

$0 $20 $40 $60 $80 $100 $120 $140 $160 2009 2010 2011 2012 2013 Q1 2014 Millions Commercial and Industrial Acquistion and development Commercial real estate 54 Commercial Loan Production

Reestablishing Our Presence in Commercial Lending and Banking

- Share Our Story
- Retain and expand
- Migrate to full relationship strategy

55

55 Reestablishing Our Presence in Commercial Lending and Banking » Share O ur S tory » Retain and expand » Migrate to full relationship strategy

Bill Grant

Chief Executive Officer and
Chairman of the Board

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 Bill Grant Chief Executive Officer and Chairman of the Board

Frequently Asked Questions

MyBank!
FIRST UNITED
Bank & Trust

First United Corporation Annual Shareholders’ Meeting May 10, 2012 Frequently Asked Questions

Question 1 : What is the current status of the Company's participation in the U.S. Treasury's Capital Purchase Program? 58

Question 2 : What is the status of paying a common dividend on the stock? 59

Question 3: Can you report on growth in earning assets? 60

First United Corporation Annual Shareholders’ Meeting May 10, 2012 Thank you!